Exhibit 3.3

Bylaws

OF

Medical Transcription Billing, Corp.

(a Delaware corporation)

(AS AMENDED AND RESTATED ON DECEMBER 18, 2007)

ARTICLE I

Offices and Registered Agent

Section 1.1. Registered Office. The registered agent of Medical Transcription Billing, Corp. (hereinafter referred to as “Corporation”) is Company Corporation and its registered office address in the State of Delaware is c/o Company Corporation, 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808, which is within the County of New Castle.

Section 1.2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Corporation’s board of directors (hereinafter referred to as “Board of Directors”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

Section 2.1. Annual Meetings. The annual meeting of the stockholders of the Corporation (hereinafter referred to as “Stockholders”) for the election of the Board of Directors and for the transaction of such other business as may come before the meeting shall be held on such date and at such time and place within or without the State of Delaware as may be designated by the Board of Directors.

Section 2.2. Special Meetings. Special meetings of the Stockholders, for any purpose or purposes whatsoever, may be called at any time by the Board of Directors. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of Stockholders and said notices shall specify, in addition to the place, day and hour of such meeting, the specific nature of the business to be transacted at the special meeting.

Section 2.3. Place of Meetings. Each meeting of Stockholders, whether annual or special, shall be held on such date and at such time and place within or without the State of Delaware as shall be fixed by the Board of Directors and specified in the notice or waiver of notice of said meeting. Alternatively, the Board of Directors may, in its sole discretion and subject to such guidelines and procedures as the Board of Directors may adopt, determine that any regular or special meeting shall not be held at any place, but may instead be held solely by means of remote electronic communication as authorized by Delaware General Corporation Law (hereinafter referred to as “DGCL”) section 211(a).

Section 2.4. Notice of Meetings. Except as otherwise provided by law, notice of each meeting of the Stockholders shall be given to each Stockholder of record entitled to vote at such meeting, whether annual or special, not less than ten (10) nor more than sixty (60) days before the day on which the meeting is to be held by: delivering a typewritten or printed notice to him personally; by electronic means as specified in DGCL Section 232; or by mailing such notice in a postage prepaid envelope addressed to him at his post office address furnished by him to the Secretary of the Corporation for such purpose. If a Stockholder has not furnished to the Secretary of the Corporation his address for such purpose, then such notice shall be sent to his post office address last known to the Secretary of the Corporation. Each such notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except where expressly required by law, no publication of any notice of a meeting of Stockholders shall be required. Notice of any adjourned meeting of the Stockholders shall not be required to be given, except where expressly required by law.

Section 2.5 Waiver of Notice. Whenever notice is required to be given under the DGCL, Certificate of Incorporation or the Bylaws, either of the following shall constitute effective notice: (a) a written waiver, signed by the person entitled to notice, either before or after the time stated therein; (b) a waiver by electronic transmission by the person entitled to notice, either before or after the time stated therein; or (c) attendance of the person in question at the relevant meeting, except when the person attends said meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders, Board of Directors, or members of a committee of Board of Directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or the Bylaws.

Section 2.6. Quorum. At each meeting of the Stockholders, except where other provision is made by law, the presence, in person or by proxy, of the holders of record of a majority of the issued and outstanding Stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business. If the Board of Directors, in its sole discretion so authorizes, Stockholders may participate in Stockholder meetings via an appropriate electronic means and such participation will constitute a Stockholder’s presence for purposes of attendance and quorum in accordance with DCGL Section 211(a)(2). In the absence of a quorum, a majority in interest of the Stockholders of the Corporation present in person or by proxy and entitled to vote or, in the absence of any Stockholder entitled to vote, any officer entitled to preside at, or act as Secretary of, such meeting, shall have the power to adjourn the meeting from time to time, until Stockholders holding the requisite amount of Stock shall be present or represented. At any such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally called.

Section 2.7. Voting. At each meeting of the Stockholders, every Stockholder of record of the Corporation entitled to vote at such meeting shall be entitled to one vote in person or by proxy for each share of stock of the Corporation registered in his name on the books of the Corporation: (a) on the date fixed pursuant to Section 6.3 of Article VI of these Bylaws as the record date for the determination of Stockholders entitled to vote at such meeting; or (b) if no such record date shall have been fixed, then as of the close of business on the day next preceding the day on which notice is given; or, (c) if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Any vote on stock of the Corporation may be given by the Stockholder entitled in person or by proxy appointed by an instrument in writing, including without limitation any electronic transmission authorized by the Board consistent with DGCL section 212(c), subscribed by such Stockholder or by his attorney thereunto authorized and delivered to the Secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three (3) years from its date unless said proxy provides for a longer period. At all meetings of the Stockholders, all matters (except where other provision is made by law or by the Certificate of Incorporation) shall be decided by a majority of the votes cast by the holders of the Stock present in person or by proxy and entitled to vote thereat, a quorum being present.

Section 2.8. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger, either directly or through a transfer agent or transfer clerk appointed by the Board of Directors, to prepare and make, at least ten (10) days before every meeting of the Stockholders a complete list of the Stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder during ordinary business hours, for a period of at least ten (10) days prior to the election, either at a place within the city, town, or village where the election is to be held and which place shall be specified in the notice of meeting, or, if not so specified, at the place where said meeting is to be held. The list of Stockholders shall be produced and kept at the time and place of said meeting during the whole time and shall be open to the inspection of any Stockholder who shall be present thereat. Upon the willful neglect or refusal of the Board of Directors to produce such list at any election, they shall be ineligible for any office at such election. The original or duplicate stock ledger shall be the only evidence as to who are the Stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such election.

Section 2.9. Judges of Election. The Board of Directors may appoint one or more judges of election to serve at any election of Directors, at balloting or on any other matter that may properly come before a meeting of the Stockholders. If no such appointment is made, or if any of the judges so appointed fails to attend, refuse, or be unable to serve, then such appointment may be made by the presiding officer at the meeting.

Section 2.10. Action by Written Consent of Stockholders. Any action of the Stockholders required or permitted to be taken at any regular or special meeting thereof may be taken without any such meeting, prior notice of meeting or vote if a consent or consents in writing setting forth the action so taken is signed and delivered to the Corporation by the holders of outstanding stock having not less than the number of votes that would have been necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of any such action shall be given to any Stockholders entitled to notice and vote who have not so consented in writing.

ARTICLE III

Board of Directors

Section 3.1. General Powers. The property, affairs, and business of the Corporation shall be managed by and under the direction of the Board of Directors.

Section 3.2. Number, Qualifications, and Term of Office. The number of Directors shall be fixed solely and exclusively by the Board of Directors by resolution duly adopted from time to time. Until changed as provided below, the initial Board of Directors and all subsequent Boards of Directors shall consist of two Directors. So long as the total number of Directors does not exceed two (2), Directors who are elected at an annual meeting of the Stockholders, and Directors who are elected at an interim meeting of the Stockholders to fill vacancies or newly created directorships, shall hold office until the next annual meeting of the Stockholders or until his or her successor shall have been duly elected and qualified, or until his or her death, or until he or she shall resign, or until he or she shall have been removed in the manner hereinafter provided. However, if the Board of Directors increases the number of Directors to three or more by a duly adopted resolution, the Directors shall thenceforth be divided into three (3) classes, designated as Class I, Class II, and Class III, such classes to be as nearly equal in number as possible. The initial resolution increasing the number of Directors to more than two (2) shall specify the class to which each Director shall be assigned. The term of office of those of the first class shall expire at the first annual meeting held after such classification becomes effective or until his or her successor shall have been duly elected and qualified, or until his or her death, or until he or she shall resign, or until he or she shall have been removed in the manner hereinafter provided; of the second class, one year after the first annual meeting held after such classification becomes effective or until his or her successor shall have been duly elected and qualified, or until his or her death, or until he or she shall resign, or until he or she shall have been removed in the manner hereinafter provided; of the third class, two years after the first annual meeting held after such classification becomes effective or until his or her successor shall have been duly elected and qualified, or until his or her death, or until he or she shall resign, or until he or she shall have been removed in the manner hereinafter provided. As to Class I, Class II and Class III Directors, after the initial term for each respective Class has expired, the term of service shall be three (3) years in duration or until his or her successor shall have been duly elected and qualified, or until his or her death, or until he or she shall resign, or until he or she shall have been removed in the manner hereinafter provided.

Section 3.3. Election and Qualification. Except as otherwise provided in the Certificate of Incorporation or in these Bylaws, Directors shall be elected by a plurality of the votes of the Stockholders entitled to vote at each meeting of Stockholders for the election of a Director or Directors. Directors need not be Stockholders.

Section 3.4. Resignation. Any Director of the Corporation may resign at any time by giving written notice to the Chief Executive Officer, President or to the Secretary of the Corporation. The resignation of any Director shall take effect at the time specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.5. Removal of Directors. Any Director or the entire Board of Directors may be removed with cause by a two-thirds majority of the shares then entitled to vote at an election of Directors.

Section 3.6. Vacancies. Any vacancy in the Board of Directors caused by death, resignation, disqualification, removal, increase in the number of Directors or any other cause shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors (though less than a quorum). Each Director so chosen shall hold office until his or her successor shall be duly elected and qualified or until his or her death, resignation, or removal, if earlier.

Section 3.7. Place of Meetings, Offices, and Books and Records. Except as otherwise specifically provided by law, the Board of Directors may hold its meetings, have one or more offices, and keep the books and records of the Corporation at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine.

Section 3.8. First Meeting. Within thirty (30) days after each annual election of Directors, the Board of Directors shall meet for the purpose of organization, election of officers and the transaction of other business at the place where regular meetings of the Board of Directors are held. Notice of such meeting shall be given in the manner hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice signed by all the Directors.

Section 3.9. Regular Meetings. Regular meetings of the Board of Directors may be held at such places and at such times as the Board of Directors shall determine. If any day fixed for a regular meeting is a legal holiday at the place where the meeting is to be held, then the meeting that would otherwise be held on that day shall be held at such place at the same hour on the next succeeding business day not being a legal holiday. Notice of regular meetings need not be given, provided that, whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to him at his residence or usual place of business.

Section 3.10. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chief Executive Officer, President or by the Chairman of the Board of Directors. The person calling the meeting, which may be done verbally or in writing, may designate the date, time and place of the meeting.

Section 3.11. Notice. Notice of the hour, date and place of all special meetings of the Board of Directors shall be given to each Director by the Secretary or an Assistant Secretary, or in case of death, absence, incapacity or refusal of such persons, by the Chairman of the Board, if one is elected, or the President or such other officer designated by the Chairman of the Board of Directors, if one is elected. Notice of any special meeting of the Board of Directors shall be delivered to each Director in person, by telephone, facsimile, electronic mail or other form of electronic communication, sent to his or her business or home address, at least twenty-four (24) hours in advance of the meeting. Such notice shall be deemed to be delivered when hand delivered to such address, read to such Director by telephone, dispatched or transmitted if faxed, telexed or telecopied, or sent by electronic mail or other form of electronic communication, or when delivered to the telegraph company if sent by telegram. Notice may alternatively be given by written notice mailed via overnight mail utilizing a commercial common carrier, to his or her business or home address, which notice shall be effective so long as it is delivered to the commercial common carrier with full payment and properly addressed at least 48 hours in advance of said meeting. A written waiver of notice signed before or after a meeting by a Director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened. Except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 3.12. Quorum and Manner of Acting. A quorum of the Board of Directors shall consist of fifty percent (50%) or more of the number of Directors then in office; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the Directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting. At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by a vote of a majority of the Directors present, unless a different vote be required by law, the Certificate of Incorporation, or these Bylaws. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. The transaction of business in any meeting of the Board of Directors, or any committee thereof, however called or noticed or wherever held, shall be as valid as though transacted at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the Directors not present shall sign a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 3.13. Remuneration. Directors shall receive such reasonable compensation for their services as the Board may from time to time determine to be appropriate. Such compensation may be in the form of a salary or a fixed fee for attendance at meetings, with expenses, if any. Nothing herein contained shall be construed so as to preclude any Director from serving the Corporation in any other capacity and receiving remuneration therefor.

Section 3.14. Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent in writing and such writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

Section 3.15. Chairman of the Board of Directors. The Chairman of the Board of Directors, if one is so chosen, shall preside, when present, at all meetings of the Stockholders and of the Board of Directors. The Chairman of the Board of Directors shall have such other powers and shall perform such other duties as the Board of Directors may from time to time designate.

Section 3.16. Committees. The Board of Directors may elect, by vote of a majority of the Directors then in office, one or more committees, including, without limitation, an Audit Committee or Compensation Committee, and may delegate to said committee(s) some or all of its powers, except those powers which may not be delegated pursuant to the DGCL, Certificate of Incorporation or these Bylaws. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these Bylaws for the Board of Directors. All members of such committees shall hold their offices at the pleasure of the Board of Directors. The Board of Directors may abolish any committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its actions to the Board of Directors.

ARTICLE IV

Officers

Section 4.1. Number. The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Treasurer, a Secretary, one or more Vice-Presidents and such other officers and agents as may be duly appointed by the Board of Directors. Any two or more offices may be held by the same person.

Section 4.2. Election and Term of Office. The officers shall be elected annually by the Board of Directors and each shall hold office until the next annual election of officers or until his or her successor shall have been duly elected and qualified, or until his or her death, or until he or she shall resign, or until he or she shall have been removed in the manner hereinafter provided.

Section 4.3. Resignations. Any officer may resign at any time by giving written notice of his or her resignation to the Chief Executive Officer, Chairman of the Board of Directors, President or Secretary of the Corporation. Unless otherwise specified in such written notice, any such resignation shall take effect at the time of receipt by the Chief Executive Officer, Board of Directors, President or Secretary.

Section 4.4. Removal. Any officer may be removed, either with or without cause, by a vote of a majority of the whole Board of Directors.

Section 4.5. Vacancies. A vacancy in any office by reason of death, resignation, removal, or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election or appointment to such office.

Section 4.6. Powers and Duties. The officers, agents and employees of the Corporation shall each have such powers and perform such duties in the management of the affairs, property and business of the Corporation, subject to the control of and limitation by the Board of Directors, as generally pertain to their respective offices, as well as such powers and duties as may be authorized from time to time by the Board of Directors or the Chief Executive Officer.

Section 4.7. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

Section 4.8. Surety Bonds. If the Board of Directors shall so require, any officer or agent of the Corporation shall execute in favor of the Corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, securing the faithful discharge of his or her duties, including responsibility for negligence and accounting for all property, funds, or securities of the Corporation that may come into his or her hands.

ARTICLE V

Agreements

All contracts and agreements authorized by the Board of Directors, and all checks, drafts, bills of exchange, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, as may from time to time be designated by the Board of Directors, which designation may be general or confined to specific instances. The President, Chief Executive Officer, Secretary or Chief Financial Officer shall have the power and authority to bind the Corporation by contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount. No other officer, agent, or employee of the Corporation shall have any such power and authority unless so authorized by the Board of Directors or pursuant to the provisions of these Bylaws.

ARTICLE VI

Certificates of Stock

Section 6.1. Format. The certificates of capital stock of the Corporation (“Stock”) shall be numbered and entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman of the Board of Directors, President or a Vice-President, Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

Section 6.2. Transfer. Transfers of Stock shall be made on the books of the Corporation only by the person named in the certificate of Stock (“Certificate”) or by his or her attorney, lawfully constituted in writing, and upon surrender of the Certificate therefor.

Section 6.3. Record Dates. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of Stock, or for the purpose of any other lawful action, the Board of Directors may, in its discretion, fix, in advance, a record date that shall be neither more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. Only those Stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such Stock on the books of the Corporation after any such record date fixed by the Board of Directors. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.4. Closing of Transfer Books. The Board of Directors may close the transfer books in its discretion for a period not exceeding sixty (60) days preceding any meeting, annual or special, of the Stockholders or the day appointed for the payment of a dividend.

Section 6.5. Record Owner. The Corporation shall be entitled to treat the holder of record of any share or shares of Stock as the holder in fact and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice, unless the laws of Delaware expressly provide otherwise.

Section 6.6. Lost Certificates. Any person claiming a Certificate to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and shall, if the Directors so require, give the Corporation a bond of indemnity, in the form and number of sureties satisfactory to the Board of Directors, in at least double the value of the Stock represented by lost/destroyed Certificate, whereupon a new Certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

ARTICLE VII

Dividends

Dividends upon the Stock, when earned, may be declared by the Board of Directors at any regular or special meeting. Before the payment of any dividend or the making of any distribution of profits, there may be set aside, out of the surplus or net profits of the Corporation, such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, equalize dividends, repair or maintain any property of the Corporation, or to use for such other purposes as the Directors shall think conducive to the interests of the Corporation.

ARTICLE VIII

Reliance on Records and Reports

Each Director, officer, or member of any committee designated by or by the authority of the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation or of any of its subsidiaries or upon reports made to the Corporation or any of its subsidiaries by any official of the Corporation or of a subsidiary or by an independent certified public accountant or by an appraiser selected with reasonable care by the Board of Directors or by any such committee.

ARTICLE IX

Corporate Seal

The corporate seal shall be circular in form and shall bear the name of the Corporation and words and figures denoting its organization under the laws of the State of Delaware and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.

ARTICLE X

Fiscal Year

The fiscal year of the Corporation shall be such twelve month period of each calendar year as may be fixed from time to time by resolution of the Board of Directors.

ARTICLE XI

Indemnification

Section 11.1. Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any action, inquiry, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of Delaware, as the same exist or may hereafter be amended, against all costs, charges, expenses, liabilities and losses (including attorneys’ fees, litigation costs, judgments, fines, or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 11.2 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if so required by the DGCL, payment shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or Officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or Officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors and Officers.

Section 11.2. Right of Claimant to Bring Suit. If a claim under Section 12.1 of this Article is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Delaware law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

Section 11.3. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of Stockholders or Directors or otherwise.

Section 11.4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

Section 11.5. Indemnity Agreements. The Corporation may enter into agreements with any Director, Officer, employee or agent of the Corporation providing for indemnification to the full extent permitted by Delaware law. The lack of an Indemnity Agreement shall not affect any individual’s rights under the terms of this Article.

ARTICLE XII

AMENDMENTS

Section 12.1. Amendment of Bylaws. Except as otherwise provided by controlling law, the Corporation’s Bylaws may be amended by either the Board of Directors or Stockholders. The Bylaws may be amended or repealed by the Board of Directors by an affirmative vote of a majority of the Directors then in office. Alternatively, the Bylaws may be amended or repealed by stockholders at any annual meeting of Stockholders, or special meeting of Stockholders called for the express purpose of amending or repealing the Bylaws, by the affirmative vote of at least three-quarters of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class. Notwithstanding the foregoing, if the Board of Directors first recommends that the Stockholders approve such amendment or repeal at such meeting of Stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class.

Section 12.2. Amendment of the Certificate of Incorporation. Whenever any vote of the holders of voting Stock is required to amend or repeal any provision of the Certificate of Incorporation, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares of Stock entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class of Stock entitled to vote thereon as a class, at a duly noticed and constituted meeting of stockholders called expressly for such purpose; provided, however, that the affirmative vote of not less than 75% of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of not less than 75% of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of Articles V or VI of the Certificate of Incorporation.

ADOPTED as the Bylaws of the Corporation on this 18th day of December, 2007.